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                           AIRCRAFT LEASE AGREEMENT

     THIS AIRCRAFT LEASE AGREEMENT, dated as of December 20, 1996 (together with all supplements, annexes, exhibits and schedules hereto hereinafter referred to as the "Lease"), between General Electric Capital Corporation, with an office at 3379 Peachtree Rd., N.E., #400, Atlanta, GA 30326 (hereinafter called, together with its successors and assigns, if any, "Lessor") and Metrotrans Corporation, a corporation organized and existing under the laws of the State of Georgia with its mailing address and chief place of business at 777 Greenbelt Parkway, Griffin, GA 80223 (hereinafter called "Lessee").

                                  WITNESSETH:
                                  ----------

1.   LEASING:

     (a) Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the aircraft, including the airframe, engines and all appurtenant equipment (together hereinafter the "Aircraft") described in Annex A.

     (b) The obligation of Lessor to purchase the Aircraft from the manufacturer or supplier thereof ("Supplier") and to lease the same to Lessee hereunder shall be subject to the Commencement Date of the Lease, as that term is hereinafter defined in Section II, occurring on or prior to the Last Delivery Date specified in Annex B, on the representations and warranties of Lessee contained herein being true and accurate as of the Commencement Date and further conditioned on receipt by Lessor, on or prior to the Commencement Date, of each of the following documents in form and substance satisfactory to Lessor:
(i) a copy of this Lease executed by Lessee,; (ii) copies of insurance policies or, at Lessor's option, such other evidence of insurance which complies with the requirements of Section IX, (iii) evidence of Lessee's reservation of an N number for the Aircraft together with an assignment of the rights thereto to Lessor; (iv) evidence that the Aircraft has been duly certified as to type and airworthiness by the Federal Aviation Administration ("FAA"); (v) evidence that FAA counsel has received in escrow the executed bill of sale and AC Form 8050-1 Aircraft Registration Form (except for the pink copy which shall be available to be placed on the Aircraft upon acceptance thereof), and an executed duplicate of this Lease all in proper form for filing with the FAA; (vi) a completed inspection and/or survey with respect to the Aircraft in accordance with the requirements set forth in the Certificate of Acceptance; and (vii) such other documents as Lessor may reasonably request including a Purchase Document Assignment and Consent in the form of Annex C. Lessor's obligation to lease
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the Aircraft hereunder is further conditioned upon (aa) the cost to Lessor of the acquisition of the Aircraft not exceeding the Original Funding Amount stated on Annex A; (bb) upon delivery of the Aircraft. Lessee's execution and delivery to Lessor of a Certificate of Acceptance in the form of Annex D; and (cc) filing of all necessary documents with, and the acceptance thereof by, the FAA.

     (c) Subject to the aforestated conditions, upon execution by Lessee of the Certificate of Acceptance, the Aircraft described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

II.  TERM, RENT AND PAYMENT:

     (a) The rent ("Rent") payable hereunder and Lessee's right to use the Aircraft shall commence on the date of execution by Lessee of the Certificate of Acceptance ("Commencement Date"). The term ("Term") of this Lease shall commence on the Commencement Date and shall continue, unless earlier terminated pursuant to the provisions hereof, until and including the Expiration Date stated in Annex B. If any term is extended or renewed, the word "Term" shall be deemed to refer to all extended or renewal terms, and all provisions of this Lease shall apply during any extension or renewal terms, except as may be otherwise specifically provided in writing.

     (b) Rent shall be paid to Lessor at its address stated above, except as otherwise directed by Lessor. Payments of Rent shall be in the amount, payable at such intervals and shall be due in accordance with the provisions of Annex B. (Each payment of Rent is hereinafter referred to as a "Rent Payment".) If one or more Advance Rent is payable, such Advance Rent shall be (i) set forth on Annex B and due in accordance with the provisions of Annex B, and (ii) when received by Lessor, applied to the first Basic Term Rent Payment as set forth on Annex B and the balance, if any, to the final Rent Payment(s), in inverse order of maturity. In no event shall any Advance Rent or any other Rent Payment be refunded to Lessee. If Rent is not paid within ten (10) days of its due date, Lessee agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of such Rent but not exceeding the lawful maximum, if any.

     (c) For the period from and including the Commencement Date to the Basic Term Commencement Date ("Interim Period") stated in Annex B, Lessee shall pay as Rent ("Interim Rent") for the Aircraft, the product of the Daily Lease Rate Factor stated in Annex B times the Original Funding Amount of same stated in Annex B times the number of days in the Interim Period. Interim Rent shall be due on the date stated in Annex B.
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     (d)  Commencing on the First Basic Term Rent Date stated in Annex B and thereafter as stated in Annex B (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as Rent ("Basic Term Rent") the product of the Basic Term Lease Rate Factor stated in Annex B times the Original Funding Amount stated in Annex B. Said rent consists of principal and interest components as provided in Annex B attached hereto.

III. TAXES: Lessee shall have no liability for taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessor. Lessee shall report (to the extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against the Aircraft (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Lease (or any rentals or receipts hereunder), Lessor or Lessee by any foreign, federal, state or local government or taxing authority during or related to the Term of this Lease, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp, value added, customs duties, landing fees, airport charges, navigation service charges, route navigation charges or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (all hereinafter called "Taxes"). Lessee shall (a) reimburse Lessor upon receipt of written request (which, if applicable, shall include an itemization of Taxes) for reimbursement for any Taxes charged to or assessed against Lessor, (b) on request of Lessor, submit to Lessor written evidence of Lessee's payment of Taxes, and (c) on all reports or returns show the ownership of the Aircraft by Lessor, and send a copy thereof to lessor.

IV. REPORTS: Lessee will provide Lessor with the following in writing within the time periods specified: (a) notice of tax or other lien which attaches to the Aircraft within ten (10) days of Lessee's obtaining knowledge of such attachment and such additional information with respect to the tax or lien forthwith upon request of Lessor; (b) Lessee's balance sheet and profit and loss statement (or Lessee's 10-K report if Lessee is, at that time, required to file such a report with the Securities and Exchange Commission) within ninety (90) days of the close of each fiscal year of Lessee, and any further financial information or reports, upon request; (c) notice to Lessor of the Aircraft's location, and the location of all information, logs, documents and records regarding or in respect to the Aircraft and its use, maintenance and/or condition, immediately upon request; (d) notice to Lessor of the relocation of the Aircraft's primary hangar location, ten (10) days prior to any relocation;
(e) notice of loss or damage to the Aircraft (where the estimated repair costs would exceed 10% of the Aircraft's then fair market value) within ten (10) days of such loss or damage; (f) notice of any accident involving the Aircraft causing personal injury or property damage within ten (10) days of such accident; (g) copies of the insurance policies or other evidence of insurance required by the terms hereof, promptly upon request by Lessor; (h) copies of all

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information, logs, documents and records regarding or in respect to the Aircraft and its use, maintenance and/or condition, within ten (10) days of such request;
(i) beginning on the first anniversary of the commencement of this Lease and continuing annually thereafter, a certificate of the authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no default (as described in Section XI) or event which with notice or lapse of time (or both) would become such a default;
(j) such information as may be required to enable Lessor to file any reports required by any governmental authority as a result of Lessor's ownership of the Aircraft, promptly upon request of Lessor; (k) copies of any manufacturer's maintenance service program contract for the airframe or engines, promptly upon request; (l) evidence of Lessee's compliance with FAA airworthiness directives and advisory circulars and of compliance with other maintenance provisions of
Section VI hereof and the return provisions of Section X, upon request of Lessor; and (m) such other reports as Lessor may reasonably request.

V.   DELIVERY, REGISTRATION, USE AND OPERATION:

     (a) Lessee, at its own cost and expense, shall cause the Aircraft to be duly registered in the name of Lessor under the U.S. Federal Aviation Act and shall not register the Aircraft under the laws of any other country.

     (b) The possession, use and operation of the Aircraft shall be at the sole risk and expense of Lessee. Lessee acknowledges that it accepts full operational control of the Aircraft. Lessee agrees that the Aircraft will be used and operated in material compliance with any and all statutes, laws, ordinances, regulations and standards or directives issued by any governmental agency applicable to the use or operation thereof, in material compliance with any airworthiness certificate, license or registration relating to the Aircraft issued by any agency and in a manner that does not modify or impair any existing warranties on the Aircraft or any part thereof. Lessee will operate the Aircraft primarily in the conduct of its business and will not operate or permit the Aircraft to be operated (i) in a manner wherein the predominance of use during any consecutive twelve month period would be for a purpose other than transportation for Lessee, or in a manner, for any time period, such that Lessor or a third party shall be deemed to have "operational control" of the Aircraft, or (ii) for the carriage of persons or property for hire or the transport of mail or contraband. The Aircraft will, at all times be operated by duly qualified pilots holding at least a valid airline commercial pilot certificate and instrument rating and any other certificate, rating, type rating or endorsement appropriate to the Aircraft, purpose of flight, condition of flight or as otherwise required by the Federal Aviation Regulations ("FAR"). Pilots shall be employed and/or paid and contracted for by Lessee, shall meet all recency of flight requirements and shall meet the requirements established and specified by the insurance policies required hereunder and the FAA. The primary hangar location of the Aircraft
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shall be as stated in Annex B. Lessee shall not relocate the primary hangar location to a hangar location outside the United States.

     (c) AT ALL TIMES DURING THE TERM OF THE LEASE, LESSEE AGREES NOT TO OPERATE OR LOCATE THE AIRCRAFT, OR SUFFER OR PERMIT THE AIRCRAFT TO BE OPERATED, LOCATED, OR OTHERWISE PERMITTED TO GO INTO OR OVER ANY COUNTRY OR JURISDICTION THAT DOES NOT MAINTAIN FULL DIPLOMATIC RELATIONS WITH THE UNITED STATES, ANY AREA OF HOSTILITIES, ANY GEOGRAPHIC AREA WHICH IS NOT COVERED BY THE INSURANCE POLICIES REQUIRED BY THIS LEASE, OR ANY COUNTRY OF JURISDICTION FOR WHICH EXPORTS OR TRANSACTIONS ARE SUBJECT TO SPECIFIC RESTRICTIONS UNDER ANY UNITED STATES EXPORT OR OTHER LAW OR UNITED NATIONS SECURITY COUNSEL DIRECTIVE, INCLUDING WITHOUT LIMITATION: THE TRADING WITH THE ENEMY ACT, 50 U.S.C. APP.
SECTION 1 ET SEQ., THE INTERNATIONAL EMERGENCY ECONOMIC POWERS ACT, 50 U.S.C APP. SECTIONS 1701 ET SEQ., THE EXPORT ADMINISTRATION ACT, 50 U.S.C APP. SECTIONS 2401 ET SEQ. AND THE GENERAL LICENSE GATS, AIRCRAFT ON TEMPORARY SOJOURN, 15 C.F.R. 771.19 OR TO OTHERWISE VIOLATE, OR SUFFER OR PERMIT THE VIOLATION OF, SUCH LAWS OR DIRECTIVES. LESSEE ALSO AGREES TO PROHIBIT ANY NATIONAL OF SUCH RESTRICTED NATIONS FROM OPERATING THE AIRCRAFT. Lessee represents and warrants that it does not on this date hold a contract or other obligation to operate the Aircraft in any of the following countries: Cuba, Iraq, Libya, North Korea, and the Federal Republic of Yugoslavia (Serbia and Montenegro) and Angola. The engines set forth on Annex A shall be used only on the airframe described in Annex A and shall only be removed for maintenance in accordance with the provisions hereof.

VI.  MAINTENANCE:

     (a) Lessee agrees that the Aircraft will be maintained in compliance with any and all statutes, laws, ordinances, regulations and standards or directives issued by any governmental agency applicable to the maintenance thereof, in compliance with any airworthiness certificate, license or registration relating to the Aircraft issued by any agency and in a manner that does not modify or impair any existing warranties on the Aircraft or any part thereof, except where such failure to comply will not have a material adverse effect on the value of the Aircraft or the rights or remedies of the Lessor hereunder.

     (b) Lessee shall maintain, inspect, service, repair, overhaul and test the Aircraft (including each engine of same) in accordance with (i) all maintenance manuals initially furnished with the Aircraft, including any subsequent amendments or supplements to such manuals issued by the manufacturer from time to time, (ii) all mandatory or otherwise required or
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recommended "Service Bulletins" issued, supplied, or available by or through the manufacturer of the airframe and/or the manufacturer of any engine or part with respect to the Aircraft, (iii) all airworthiness directives issued by the FAA or similar regulatory agency having jurisdictional authority, and causing compliance to such directives or circulars to be completed through corrective modification in lieu of operating manual restrictions, and (iv) all maintenance requirements set forth in Annex F hereto. Lessee shall maintain all records, logs and other materials required by the manufacturer thereof for enforcement of any warranties or by the FAA. All maintenance procedures required hereby shall be undertaken and completed in accordance with the manufacturer's recommended procedures, and by properly trained, licensed, and certificated maintenance sources and maintenance personnel, so as to keep the Aircraft and each engine in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted, and so as to keep the Aircraft in such operating condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the FAA.

     (c) Lessee agrees, at its own cost and expense, to (i) cause the Aircraft and each engine thereon to be kept numbered with the identification or serial number therefor as specified Annex A; (ii) prominently display on the Aircraft that N number, and only that N number, specified in Annex A; (iii) notify Lessor in writing thirty (30) days prior to making any change in the configuration (other than changes in configuration mandated by the FAA), appearance and coloring of the Aircraft from that in effect at the time the Aircraft is accepted by Lessee hereunder, and in the event of such change or modification of configuration, coloring or appearance, to restore, upon request of Lessor, the Aircraft to the configuration, coloring or appearance in effect on the Commencement Date or, at Lessor's option to pay to Lessor an amount equal to the reasonable cost of such restoration, (iv) affix and maintain inside the Aircraft adjacent to the airworthiness certificate and on each engine a metal nameplate bearing the Aircraft marking specified in Annex A and such other markings or writings as from time to time may be required by law or otherwise deemed necessary by Lessor in order to protect its title to the Aircraft and its rights hereunder. Lessee will not place the Aircraft in operation or exercise any control or dominion over the same until such Aircraft marking has been placed thereon. Lessee will replace promptly any such Aircraft marking which may be removed, defaced or destroyed.

     (d) Lessee shall be entitled from time to time during the Term of this Lease to acquire and install on the Aircraft at Lessee's expense, any additional accessory, device or equipment as Lessee may desire (each such accessory, device or equipment, an "Addition"), but only so long as such Addition (i) is ancillary to the Aircraft; (ii) is not required to render the Aircraft complete for its intended use by Lessee; (iii) does not alter or impair the originally intended function or use of the Aircraft; and (iv) can be readily removed without causing material damage. Title to each Addition which is not removed by Lessee prior to the return of the Aircraft to Lessor shall vest in Lessor upon such return. Lessee shall repair all damage to the Aircraft resulting from the installation or removal of any Addition so as to restore the Aircraft to its condition prior to installation, ordinary wear and tear excepted.

      (e) Any alteration or modification (each an "Alteration") with respect to the Aircraft that may at any time during the Term of this Lease be required to comply with any applicable law or any governmental rule or regulation shall be made at the expense of Lessee. Any repair made by Lessee of or upon the Aircraft or replacement parts, including any replacement engine, installed thereon in the course of repairing or maintaining the Aircraft, or any Alteration required by law or any governmental rule or regulation, shall be deemed an accession, and title thereto shall be immediately vested in Lessor without cost or expense to Lessor.

      (f) Except as permitted under this Section VI, Lessee will not modify the Aircraft or affix or remove any accessory to the Aircraft leased hereunder.

VII.  LIENS, SUBLEASE AND ASSIGNMENT:

      (a) LESSEE SHALL NOT SELL, TRANSFER, ASSIGN OR ENCUMBER THE AIRCRAFT, ANY ENGINE OR ANY PART THEREOF OR ITS RIGHTS UNDER THIS LEASE AND SHALL NOT SUBLET, CHARTER OF PART WITH POSSESSION OF THE AIRCRAFT OR ANY ENGINE OR PART THEREOF OR ENTER INTO ANY INTERCHANGE AGREEMENT. Lessee shall not permit any engine to be used on any other Aircraft. Lessee shall keep the Aircraft, each engine and any part thereof free and clear of all liens and encumbrances other than those which result from (i) the respective rights of Lessor and Lessee as herein provided;
(ii) liens arising from the acts of Lessor; (iii) liens for taxes not yet due; and (iv) inchoate materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of business of Lessee for sums not yet delinquent or being contested in good faith (and for the payment of which adequate assurances in Lessor's judgment have been provided Lessor).

      (b) Lessor and any assignee of Lessor may assign this Lease, or any part hereof and/or the Aircraft subject hereto. Lessee hereby waives and agrees not to assert against any such assignee, or assignee's assigns, any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.

VIII. LOSS, DAMAGE AND STIPULATED LOSS VALUE: Lessee hereby assumes and shall bear the entire risk of any loss, theft, confiscation, expropriation, requisition, damage to, or destruction of, the Aircraft, any engine





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or part thereof from any cause whatsoever. Lessee shall promptly and fully notify Lessor in writing if the Aircraft, or any engine(s) thereto shall be or become worn out, lost, stolen, confiscated, expropriated, requisitioned, destroyed, irreparably damaged or permanently rendered unfit for use from any cause whatsoever (such occurrences being hereinafter called "Casualty Occurrences"). In the event that, in the opinion of Lessor, a Casualty Occurrence has occurred which affects only the engine(s) of the Aircraft, then Lessee, at its own cost and expense, shall replace such engine(s) with an engine(s) acceptable to Lessor and shall cause title to such engine(s) to be transferred to Lessor for lease to Lessee hereunder. Upon transfer of title to Lessor of such engine(s), such engine(s) shall be subject to the terms and conditions of this Lease, and Lessee shall execute whatever documents or filings Lessor deems necessary and appropriate in connection with the substitution of such replacement engine(s) for the original engine(s). In the event that, in the opinion of Lessor, a Casualty Occurrence has occurred in respect to the Aircraft in its entirety, on the Rent Payment Date next succeeding a Casualty Occurrence (the "Payment Date"), Lessee shall pay Lessor the sum of (a) the Stipulated Loss Value as set forth in Annex E calculated as of the Rent Payment Date immediately preceding such Casualty Occurrence; and (b) all Rent and other amounts which are due hereunder as of the Payment Date. Upon payment of all sums due hereunder, the Term of this Lease as to the Aircraft shall terminate and Lessee shall be entitled to recover possession of the salvage thereof.

IX. INSURANCE: Lessee shall secure and maintain in effect at its own expense throughout the Term hereof insurance against such hazards and for such risks as Lessor may reasonably direct in accordance with customary industry practice. All such insurance shall be with companies reasonably satisfactory to Lessor. Without limiting the generality of the foregoing, Lessee shall maintain (a) breach of warranty insurance, (b) liability insurance covering public liability and property, cargo and environmental damage, in amounts not less than twenty
(20) million U.S. dollars for any single occurrence, (c) all-risk aircraft hull and engine insurance (including, without limitation, foreign object damage insurance) in an amount which is not less than the then Stipulated Loss Value, and (d) confiscation and war risk insurance. All insurance shall name the Lessor as owner of the Aircraft and as loss payee and additional insured (without responsibility for premiums) and shall provide that any cancellation or substantial change in coverage shall not be effective as to the Lessor for thirty (30) days after receipt by Lessor of written notice from such insurer(s) of such cancellation or change, shall insure Lessor's interest regardless of any breach or violation by Lessee of any warranties, declarations or conditions in such policies, shall include a severability of interest clause providing that such policy shall operate in the same manner as if there were a separate policy covering each insured, shall waive any right of set-off against Lessee or Lessor, and shall waive any rights of subrogation against Lessor. Such insurance shall be primary and not be subject to any offset by any other insurance carried by Lessor or Lessee. Lessee

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hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for and to receive payment of and to execute or endorse all documents, checks or drafts in connection with all policies of insurance in respect of the Aircraft. Any expense of adjusting or collecting insurance proceeds shall be borne by Lessee. So long as Lessee has not exercised any option to purchase the Aircraft, Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace the Aircraft or any part thereof or (ii) satisfy any obligation of Lessee to Lessor hereunder. Any balance remaining shall be paid to Lessee.

X.   RETURN OF AIRCRAFT:

     (a) On the date of expiration or termination of this Lease (the "Return Date"), Lessee, at its own expense, will return the Aircraft and shall deliver all logs, loose equipment, manuals and data associated with the Aircraft, including without limitation inspection, modification and overhaul records required to be maintained with respect thereto under this Lease or under the applicable rules and regulations of the FAA and under the manufacturer's recommended maintenance program, along with a currently effective FAA airworthiness certificate to Lessor to any location within the continental United States as Lessor shall direct. Lessee shall, upon request, assign to Lessor its rights under any manufacturer's maintenance service contract or extended warranty for the Aircraft, any engine or part thereof. All expenses for return of the Aircraft and delivery of the aforementioned logs, manuals and data shall be borne by Lessee. The Aircraft shall be returned in the condition in which the Aircraft is required to be maintained pursuant to Section VI hereof, but with all logos or other identifying marks of Lessee removed. Additionally, Lessee shall assure that the Aircraft complies in all material respects with all requirements and conditions set forth on Annex F hereto.

     (b) Lessor shall arrange for the inspection by an independent inspector mutually agreeable to Lessor and Lessee of Aircraft on the Return Date to determine if the Aircraft has been maintained and returned in accordance with the provisions hereof. Lessee shall be responsible for the reasonable and customary cost of such inspection and shall pay Lessor such amount as additional Rent within ten (10) days of demand for same. In the event that the results of such inspection indicate that the Aircraft, any engine thereto or part thereof, has not been maintained or returned in accordance with the provisions hereof, Lessee shall pay to Lessor within ten (10) days of demand, as liquidated damages, the estimated cost ("Estimated Cost") of servicing or repairing the Aircraft, engine or part. The Estimated Cost shall be determined by Lessor by obtaining two quotes for such service or repair work and taking the average of same. Lessee shall bear the reasonable cost, if any, incurred by Lessor in obtaining such quotes.
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     (c)  If Lessee fails to return the Aircraft on termination or expiration of the Term, Lessor shall be entitled to damages equal to the higher of (i) the Rent for the Aircraft, pro-rated on a per diem basis, for each day the Aircraft is retained in violation of the provisions hereof; or (ii) the daily fair market rental for the Aircraft at termination or expiration, as applicable. Such damages for retention of Aircraft after termination or expiration of the Term shall not be interpreted as an extension or reinstatement of the Term.

     (d) All of Lessor's rights contained in this Section shall survive the expiration or other termination of this Lease.

XI. EVENTS OF DEFAULT: The term "Event of Default", wherever used herein, shall mean any of the following events under this Lease, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body: (a) Lessee shall fail to make any payment of Rent or any other sum payable hereunder within ten (10) days after the same shall become due; or (b) Lessee shall fail to keep in full force and effect insurance required under this Lease; or (c) Lessee shall or shall attempt to (except as expressly permitted by the provisions of this Lease) remove, sell, transfer, encumber, part with possession of, assign or sublet the Aircraft, any engine or any part thereof, use the Aircraft for an illegal purpose, or permit the same to occur; or (d) Lessee shall fail to perform or observe any covenant, condition or agreement not included within (a), (b) or (c) above which is required to be performed or observed by it under this Lease or any agreement, document or certificate delivered by Lessee in condition herewith, and such failure shall continue for twenty (20) days after written notice thereof from Lessor to Lessee; or (e) any representation or warranty made by Lessee in this Lease or any agreement, document or certificate delivered by Lessee in connection herewith or pursuant hereto shall prove to have been incorrect in any material respect when any such representation or warranty was made or given (or, if a continuing representation or warranty, at any material time); or (f) Lessee or any guarantor shall generally fail to pay its debts as they become due or shall file a voluntary petition in bankruptcy or voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Lessee or any guarantor hereof in any such proceeding, or Lessee or any guarantor shall, by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law (other than a law which does not provide for or permit the readjustment or alteration of Lessee's obligations hereunder or any guarantor hereof's obligations) providing for the reorganization or liquidation of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or (g) a petition is filed against Lessee or any guarantor in a proceeding under applicable bankruptcy laws or other insolvency laws (other than any law which does not provide for or permit any readjustment or alteration of Lessee's obligations hereunder or any guarantor hereof's obligations in each case), as now or hereafter in effect, and is not withdrawn or dismissed within sixty (60) days thereafter, or if, under the provisions of any law (other than any law which does not provide for or permit any readjustment or alteration of Lessee's obligations hereunder or any guarantor hereof's obligations in each case) providing for reorganization or liquidation of corporations which may apply to Lessee or any guarantor hereof, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or any guarantor hereof or of any substantial part of such party's property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of sixty (60) days; or (h) Lessee breaches or is in default under any other agreement by and between Lessor and Lessee; or (i) there is a material adverse change in the financial condition of Lessee or any guarantor hereof from the time of execution hereof.

XII. REMEDIES:

     (a) Upon the occurrence of any Event of Default and so long as the same shall be continuing, Lessor may, at its option, at any time thereafter, exercise one or more of the following remedies, as Lessor in its sole discretion shall lawfully elect: (i) demand that Lessee forthwith pay as liquidated damages, for loss of a bargain and not as a penalty, an amount equal to the Stipulated Loss Value of the Aircraft, computed as of the Basic Rent Date immediately preceding such demand together with all Rent and other amounts due and payable for all periods up to and including the Basic Term Rent Date following the date on which Lessor made its demand for liquidated damages (Upon receipt by Lessor of all such sums, including applicable taxes, this Lease shall terminate and Lessor will assign, and transfer all of its rights, title and interest in the Aircraft AS-IS, WHERE-IS, without any warranty or representation to Lessee); (ii) demand that Lessee pay all amounts due for failure to maintain or return the Aircraft as provided herein and cause Lessee to assign to Lessor Lessee's rights under any manufacturer's service program contract or any extended warranty contract in force for the Aircraft; (iii) proceed by appropriate court action, either at law or in equity, to enforce the performance by Lessee of the applicable covenants of this Lease or to recover damages for breach hereof; (iv) by notice in writing terminate this Lease, whereupon all rights of Lessee to use of the Aircraft or any part thereof shall absolutely cease and terminate, and Lessee shall forthwith return the Aircraft in accordance with Section X, but Lessee shall remain liable as provided in Section X; (v) request Lessee to return the Aircraft to a designated location in accordance with Section X; (vi) enter the premises, with or without legal process, where the Aircraft is believed to be and take possession thereof; (vii) sell or otherwise dispose of the Aircraft at private or public sale, in bulk or in parcels, with or without notice, and without having the Aircraft present at the place of sale; (viii) lease or keep idle all or part of the Aircraft;
(ix) use Lessee's premises for storage pending lease or sale or for holding a sale without liability for rent or costs; (x) collect from Lessee all costs, charges and expenses, including reasonable legal fees and disbursements, incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto; (xi) in the case of a failure of Lessee to comply with any provision of this Lease, Lessor may effect such compliance, in whole or in part, and collect from Lessee as additional Rent, all monies spent and expenses incurred or assumed by Lessor in effecting such compliance; and/or (xii) declare any Event of Default under the terms of this Lease to be a default under any agreement between Lessor and Lessee.

     (b) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute.

     (c) Lessor shall have the right to any proceeds of sale, lease or other disposition of the Aircraft, if any, and shall have the right to apply same in the following order of priorities: (i) to pay all of Lessor's costs, charges and expenses incurred in enforcing its rights hereunder or in taking, removing, holding, repairing, selling, leasing or otherwise disposing of the Aircraft; then, (ii) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee hereunder; then (iii) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages hereunder; and (iv) any surplus shall be retained by Lessee. Lessee shall pay any deficiency in (i) and (ii) forthwith.

     (d) Waiver of any Event of Default shall not be a waiver of any other or subsequent Event of Default. Lessor's effecting compliance in accordance with subsection (a)(xi) hereof shall not constitute a waiver of an Event of Default. The failure or delay of Lessor in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Lessor shall not exhaust the same or constitute a waiver of any other right provided for in this Lease.

XIII. NET LEASE; NO SET-OFF, ETC: This Lease is a net lease. Lessee's obligation to pay Rent and other amounts due hereunder shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reduction of, or set-offs against, said Rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict tort of negligence of Lessor) of Lessee against Lessor under this Lease or otherwise. Nor shall this Lease terminate or the obligations of Lessee be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, the Aircraft from whatsoever cause. It is the intention of the parties that Rent and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.

XIV.   INDEMNIFICATION:

       (a) Lessee hereby agrees to indemnify, save and keep harmless Lessor, its agents, employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including reasonable legal expenses or outside counsel actually incurred, of whatsoever kind and nature, in contract or tort, whether caused by the active or passive negligence of Lessor or otherwise (except for gross negligence or willful misconduct), and including, but not limited to, Lessor's strict liability in tort, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of the Aircraft, the ownership of Aircraft during the Term of this Lease, and the delivery, lease, possession, maintenance, use, condition, return or operation of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement), or (ii) the condition of the Aircraft sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

       (b) All of Lessor's rights, privileges and indemnities contained in this Section shall survive the expiration or other termination of this Lease and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

XV. DISCLAIMER: LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE AIRCRAFT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES AND THAT LESSOR IS LEASING THE AIRCRAFT IN AN "AS IS" CONDITION. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE AIRCRAFT LEASED HEREUNDER OR ANY COMPONENT THEREOF, OR ANY ENGINE INSTALLED THEREON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO CONDITION, AIRWORTHINESS, DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between
Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing. Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following, regardless of any negligence of Lessor (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Aircraft, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Aircraft or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Aircraft. If, and so long as, no default exists under this Lease, Lessee shall be, and hereby is, authorized during the Term to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Aircraft.

XVI. REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee hereby represents and warrants to Lessor that on the date hereof and at all times during the Term hereof:

       (a) Lessee has adequate power and capacity to enter into, and perform under, this Lease and all related documents (together, the "Documents") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Aircraft is or is to have its primary hangar location, except where failure to so qualify would not have a material adverse effect on the value of the Aircraft or the rights and remedies of Lessor hereunder.

       (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles or equity.

       (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

       (d)  The entry into and performance by Lessee of the Documents will not:
(i) to Lessee's knowledge, violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or By-Laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Aircraft pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Lease) to which Lessee is a party.

     (e) There are no suits or proceedings pending or threatened in court or, to Lessee's before any commission, board or other administrative agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfil its obligations under this Lease.

     (f)  The Aircraft is and will remain tangible personal property,

     (g) Lessee has received a copy of the inspection/survey completed in accordance with Section I hereof. Since the date thereof, there has not occurred any material change in the configuration or condition of the Aircraft (except such modifications or repairs specified in such inspection/survey as being necessary to undertake) and neither engine has accrued more than fifty
(50) operating hours since the date of such inspection/survey.

     (h) Each Balance Sheet and Statement of Income delivered to Lessor has been prepared in accordance with generally accepted accounting principles, and since the date of the most recent such Balance Sheet and Statement of Income, there has been no material adverse change.

     (i) Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Lease) and Lessee is and will continue to be a "Citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act. Lessee shall not consolidate, reorganize or merge with any other corporation or entity or sell, convey, transfer or lease all or substantially all of its property during the Term hereof.

     (j) The chief executive office or chief place of business (as either of such terms is used in Article 9 of the Uniform Commercial Code) of Lessee is located at the address set forth above, and Lessee agrees to give Lessor prior written notice of any relocation of said chief executive office or chief place of business from its present location.

     (k) A copy of this Lease, and a current and valid AC Form 8050-I will be kept on the Aircraft at all times during the Term of this Lease.

     (l) Lessee has selected the Aircraft, manufacturer and vendor thereof, and all maintained facilities required hereby.

     (m) Lessee shall maintain all logs, books and records (including any computerized maintenance records) pertaining to the Aircraft and engines and their maintenance during the Term in accordance with FAA rules and regulations.

     (n) Lessee shall not operate the Aircraft under Part 135 of the Federal Aviation Regulations without the prior written approval of Lessor.

     (o) Lessee shall notify the FAA forth-eight (48) hours prior to the first flight of the Aircraft under this Lease.

XVII.  EARLY TERMINATION:

     On or after the Basic Term Commencement Date (specified in the applicable Schedule), Lessee may terminate this Agreement as of a rent payment date ("Termination Date") upon at least 90 days prior written notice to Lessor. On the Termination Date, Lessee shall pay to Lessor (A) the Termination Value (calculated as of the Termination Date) for the Aircraft, and (B) all rent and other sums due and unpaid as of the Termination Date. Upon satisfaction of the requirements specified in this Section XVIII, Lessor will sell the Aircraft to Lessee, on an "AS IS, WHERE IS BASIS" without recourse or warranty from Lessor, express or implied ("AS IS BASIS").

XVIII. END OF LEASE OPTIONS.

     So long as the Lease has not been earlier terminated, Lessee shall, at least ninety (90) days and not more than one hundred and eighty (180) days prior to the scheduled expiration of the term of this Lease, by written notice to Lessor, elect to exercise one of the below options:

     (a) Purchase the Aircraft on an AS IS WHERE IS BASIS without recourse to or warranty from Lessor, express or implied ("AS IS BASIS"), for cash for a purchase price equal to the End Of Lease Purchase Price (specified in Annex B), together with all rent and other sums then due and unpaid on such date, plus all taxes and charges upon such sale (Lessor hereby agrees that if Lessee shall exercise this purchase option, Lessor shall reassign all rights to the N number to Lessee, and if Lessee does not exercise this option, Lessor shall reassign all rights to the N number to Lessee provided that Lessee obtains, at its sole expense, a new N number for the Aircraft); or

     (b) Return the Aircraft in accordance with the terms of Section X hereof and Annex F hereof. If Lessee desires to exercise this option it shall (i) pay to Lessor on the last day of the term of this Lease in addition to all other sums then due hereunder, an amount in cash equal to the Contingent Rental Amount (as specified in Annex B) and (ii) return the Aircraft to Lessor. Thereafter, Lessor will arrange for the commercially reasonable sale, scrap or other disposition of the Aircraft. Upon the sale, scrap or other disposition of the Aircraft, Lessor shall thereafter pay to Lessee in cash an amount equal to the sum of:

     (i) the Reciprocal Amount (as specified in Annex B) (less any taxes and charges paid on the disposition of such Aircraft and all reasonable and documented costs, expenses and fees, including storage, maintenance and remarketing fees incurred in connection with the dale, scrap or disposition of such Aircraft); plus

     (ii) 100% of the net proceeds of such sale or disposition that are in excess of the Reciprocal Amount.

XX.  OWNERSHIP FOR TAX PURPOSES: GRANT OF SECURITY INTEREST.

     (a) For federal, state, local and other jurisdictional tax purposes, the parties hereto agree that it is their mutual intention that Lessee shall be considered the owner of the Aircraft. Accordingly, Lessor agrees (i) to treat Lessee as the owner of the Aircraft on its federal income tax return, (ii) not to take actions or positions inconsistent with such treatment on or with respect to its federal income tax return, and (iii) not to claim any tax benefits available to an owner of the Aircraft on or with respect to its federal income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor's taking a tax position inconsistent with the foregoing sentence to the extent such position is required by law or is taken through inadvertence so long as such inadvertent tax position is reversed by Lessor promptly upon its discovery. Lessor shall in no event be liable to Lessee if Lessee fails to secure any of the tax benefits available to the owner of the Aircraft.

     (b) The parties hereto agree that the transactions contemplated herein are intended as a lease; provided, however, to provide for the contingency of a determination for other reasons that the lease so intended nonetheless creates a security interest, Lessee grants to Lessor.

          (i) to secure the prompt payment and performance as and when due of all obligations and indebtedness of Lessee, now existing or hereafter created, to Lessor pursuant to this Lease, the documents executed and delivered by the Lessee in connection herewith or otherwise, a first priority security interest in all right, title and interest Lessee may now have or may hereafter acquire in, to and under the Aircraft and all accessions, substitutions and replacements thereto and therefor, and proceeds (cash and non-cash), including insurance proceeds thereof and in furtherance of the foregoing, Lessee shall (A) execute and deliver to Lessor, to be recorded at Lessee's expense, Uniform Commercial Code financing statements, statements of amendment and statements of continuation as reasonably may be required by Lessor to perfect and maintain perfected the first priority security interest granted by Lessee herein and (B) execute and deliver, to be recorded at Lessee's expense, any such forms and documents as reasonably may be required by Lessor to evidence

Lessor's title to and security interest in any item of Aircraft which is covered by a certificate of title issued under a statute of any applicable jurisdiction.

     (c) To the extent that this Lease and/or Annex B would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest herein or therein may be created through the transfer or possession of this Lease in and of itself without the transfer or possession of the original of an Annex B executed pursuant to this Lease and incorporating the Lease by reference; and no security interest in this Lease and an Annex B may be created by the transfer or possession of any counterpart of Annex B other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate" or "Copy".

     (d) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that the Lease is determined to be subject to such laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Lease, in no event shall this Lease require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Lease, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received this Lease shall exceed the maximum amount of interest permitted by applicable law, then in such event (A) the provisions of this paragraph shall govern and control, (B) neither Lessee nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (C) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessee, at the option of the Lessor, and (D) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Lease which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Lease, all interest at any time contracted for, charged or received from Lessee or otherwise by Lessor during such term; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, the Lessee agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

XXI. MISCELLANEOUS:

     (a) Unless and until Lessee exercises its rights under Section XVII above, nothing herein contained shall give or convey to Lessee any right, title or interest in and to the Aircraft except as a lessee under this Lease. Any cancellation or termination by Lessor, pursuant to the provisions of this Lease, or any supplement or amendment hereto, or the lease of any Aircraft hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder. All Aircraft shall at all times remain personal property of Lessor regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof.

     (b) Time is of the essence of this Lease. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith. Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor. All notices required to be given hereunder shall be deemed adequately given if delivered in hand or sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing. This Lease and any Annexes hereto constitute the entire agreement of the parties with respect to the subject matter hereof, and all Annexes referenced herein are incorporated herein by reference. NO VARIATION OR MODIFICATION OF THIS LEASE OF ANY WAIVER OR ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF EACH PARTY HERETO.


                                                                  /s/ J. G
                                                                 ---------
                                                                 Initials



     (c) LESSEE AND LESSOR HEREBY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT

CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS LEASE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     (d) Any Rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of the implicit interest rate stated in Annex B plus five percent (5%) per annum or the maximum rate allowed by law. Any provisions in this Lease which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

     (e) In case of a failure of Lessee to comply with any provision of this Lease, Lessor shall have the right, but shall not be obligated to, effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor within five (5) days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default.

     (f) Lessee shall, on or prior to the Commencement Date, pay to Lessor the Administrative Fee, if any, specified on Annex B.

XXI. TRUTH-IN-LEASING:

     (a) LESSEE HAS REVIEWED THE AIRCRAFT'S MAINTENANCE AND OPERATING LOGS SINCE ITS DATE OF MANUFACTURE AND HAS FOUND THAT THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS. LESSEE CERTIFIES THAT THE AIRCRAFT PRESENTLY COMPLIES WITH THE APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS.

     (b) LESSEE CERTIFIES THAT LESSEE, AND NOT LESSOR, IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE DURING THE TERM HEREOF. LESSEE FURTHER CERTIFIES THAT LESSEE UNDERSTANDS ITS RESPONSIBILITY FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

     (c) LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. LESSEE UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Lease to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                           LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION              METROTRANS
                                                  CORPORATION


By: /s/ John W. Gamber                            By: /s/ Michael Walden
    --------------------                              -------------------
Title: REGION MANAGER                             Title: President
       -----------------                                -----------------

                                    ANNEX A
                                    -------

Description of Aircraft, Lessor's Cost, and Aircraft Markings
-------------------------------------------------------------

I.    Description               Cost
      -----------               ----

     1979 Hawker Sidley, Model HS125-700 Aircraft which consists of the following components:

     (a) Airframe bearing FAA Registration Mark N746TS and Manufacturer's Serial No. 257046;

     (b) Garrett TFE-731-3R-1H engines bearing Manufacturer's Serial Nos. 84147 and 78143, respectively (each of which has 750 or more rated takeoff horsepower or the equivalent of such horsepower);

     (c) Standard accessories and optional equipment and such other items fitted or installed on the Aircraft and set forth on Exhibit 1 to this Annex A.

     (d) Those items of Lessee Furnished Aircraft described in a bill of sale or bills of sale therefor (copies of which are appended hereto), delivered by Lessee to Lessor which constitute appliances and equipment which will be installed on the Aircraft;

     (e) Sales Tax

     (f) Other

                    Original Funding Amount $ 3,050,000.00

II. Aircraft Markings (referenced in Section VII of Lease)

     (a) Four-by-six inch plaque to be maintained in cockpit and affixed in conspicuous position stating:

          GENERAL ELECTRIC CAPITAL CORPORATION Owner and Lessor. Metrotrans Corporation Lessee under a certain Lease dated as of Dec. 20, 1996, has operational control of this aircraft.

     (b) Similar markings shall be permanently affixed to each engine.
Initials:
 Lessee: /s/ M.W
         --------
 Lessor: /s/ J.G
         --------

                                    ANNEX B

                               FINANCIAL TERMS

                           DATED THIS DEC. 20, 1996

                           TO MASTER LEASE AGREEMENT

                           DATED AS OF DEC. 20, 1996

Lessor & Mailing Address              :                Lessee & Mailing Address:

General Electric Capital Corporation                   Metrotrans Corporation
3379 Peachtree Rd., N.E., #400                         777 Greenbelt Parkway
Atlanta, Georgia 30326                                 Griffin, Georgia 30223

Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease Agreement identified above ("Agreement" said Agreement and this Annex being collectively referred to as "Lease").

A. Aircraft. Pursuant to the terms of the Lease, Lessor agrees to acquire and lease to Lessee the Aircraft listed on Annex A attached hereto and made a part hereof.

B.   Financial Terms.

     1.   Basic Term Commencement Date: DECEMBER 20, 1996.
     2.   Basic Term: 120 MONTHS.
     3.   Advance Rent:
          (a) Amount: N/A
          (b) Due Date: N/A
     4.   Interim Rent: Due Date: DECEMBER 20, 1996.
     5.   First Basic Rent Date: JANUARY 1, 1997.
     6.   Basic Rent Dates: FIRST OF THE MONTH
     7.   Early Purchase Date: N/A
     8.   Last Basic Rent Date: NOVEMBER 1, 2006.
     9.   Expiration Date: NOVEMBER 30, 2006.
     10.  Daily Lease Rate Factor: .00033585.
     11.  Basic Term Lease Rate Factor(s): .01007548.
     12.  Primary Hanger Location: GRIFFIN AIRPORT, GRIFFIN, GA
     13.  Last Delivery Date: DECEMBER 20, 1996.
     14.  Supplier/Vendor: AERO TOY STORE.
     15.  Lessee Federal Tax ID No.: 58-1393777.

                                    ANNEX B
                                FINANCIAL TERMS
                           DATED THIS DEC. 20, 1996
                           TO MASTER LEASE AGREEMENT
                           DATED AS OF DEC. 20, 1996


     16.  Base Index Rate: N/A
     17.  Reciprocal Amount: $329,000.00.
     18.  Contingent Rental Amount: $1,000,000.00.
     19.  End of Lease Purchase Price: $1,000.000.00.
     20.  Administrative Fee: $1,000.00.
     21.  Principal and Interest Amortization Schedule: See Exhibit A to Annex B
     22.  The implicit interest rate for this lease is: 7.68%

Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Annex B is not binding or effective with respect to the Agreement or the Aircraft until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Annex B to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                            LESSEE:

GENERAL ELECTRIC CAPITAL
CORPORATION                        METROTRANS CORPORATION

By: /s/ John W. Gamber             By: /s/ Michael Walden
    --------------------------         --------------------------
Name: JOHN W. GAMBER               Name: MICHAEL WALDEN
     -------------------------          -------------------------
Title:  REGION MANAGER             Title:  President
      ------------------------           ------------------------

                                   ATTEST:

                                   By: /s/ Gary G. Brigham
                                       --------------------------
                                   Name: GARY G. BRIGHAM
                                        -------------------------

Initials:/s/ J.G              /s/ M.W
         ----------           ---------
         Lessor               Lessee

Counterpart No. 1 of 1 Serially Numbered Manually Executed Counterparts. To the extent, if any, that this document constitutes Chattel Paper under the Uniform Commercial Code, no security interest may be created through the transfer and possession of any counterpart other than Counterpart No. 1.